                                                                    EXHIBIT 12.1

Exhibit X - Ratio of Earnings to Fixed Charges
000's omitted

                                    First Fiscal Six Months                                  Fiscal Year
                                 -----------------------------     ---------------------------------------------------------------
                                 Pro Forma                         Pro Forma
                                As Adjusted                       As Adjusted
                                   1997      1997       1996         1996       1996       1995       1994       1993       1992
                                 --------  --------   --------     --------   --------   --------   --------   --------   --------
Earnings (loss) before
  income taxes,
  extraordinary item
  and cumulative effect
  of change in accounting
 principal                       $17,435    $21,213    $20,550     $36,371    $35,017    $28,128    $22,798    $13,371     $10,185
                                 =============================     ===============================================================

Capitalized Interest                  --         --         --          --         --         --         --         --          --
Interest Expense (1)              14,510      8,781      2,837      31,334      5,279      6,326      5,416      4,235       4,675
                                 -----------------------------     ---------------------------------------------------------------

Total Interest Expense           $14,510    $ 8,781    $ 2,837     $31,334    $ 5,279    $ 6,326    $ 5,416    $ 4,235     $ 4,675
                                 =============================     ===============================================================

Amortization of deferred
  debt issue costs                    --         --         --          --         --         --         --         --          --
                                 =============================     ===============================================================

Rental expense assumed
  to be representative of
  interest factor                $   615    $   492    $   362     $ 1,275    $   750    $   720    $   600    $   420     $   510
                                 =============================     ===============================================================

Earnings:
Pre-tax earnings                 $17,435    $21,213    $20,550     $36,371    $35,017    $28,128    $22,798    $13,371     $10,185
Fixed charge less
  capitalized interest            15,125      9,273      3,199      32,609      6,029      7,046      6,016      4,655       5,185

Less undistributed
  earnings of less-than-50%-
  owned affiliates                  (311)      (177)        --          --         --         --         --         --          --
                                 -----------------------------     ---------------------------------------------------------------

    Total earnings
      for ratio                  $32,249    $30,309    $23,749     $68,980    $41,046    $35,174    $28,814    $18,026     $15,370
                                 -----------------------------     ---------------------------------------------------------------


Fixed charges:
Total Interest Expense (1)       $14,510    $ 8,781    $ 2,837     $31,334    $ 5,279    $ 6,326    $ 5,416    $ 4,235     $ 4,675
Amortization of Debt
  Issue Costs                         --         --         --          --         --         --         --         --          --
Rental Expense
  representing interest              615        492        362       1,275        750        720        600        420         510
Preferred Stock Dividend              --         --         --          --         --         --         --         --          --
                                 -----------------------------     ---------------------------------------------------------------

Total fixed charges
  for ratio                      $15,125    $ 9,273    $ 3,199     $32,609    $ 6,029    $ 7,046    $ 6,016    $ 4,655     $ 5,185
                                 -----------------------------     ---------------------------------------------------------------


Ratio
  Earnings/Fixed Charges             2.1        3.3        7.4         2.1        6.8        5.0        4.8        3.9         3.0

(1) Debt issuance cost is included as a component of interest expense.